EXHIBIT 10.9

                THIRD AMENDED AND RESTATED MASTER AGREEMENT

Date: As of July 1, 1993

Recitals:

A. On or as of June 26, 1990, Security Pacific Bank Oregon, an Oregon banking corporation now known as Bank of America Oregon (the "Bank"), and Reebok International Ltd., a corporation organized under the laws of the Commonwealth of Massachusetts ("Reebok"), entered in an agreement (the "Master Agreement") relating to certain credit and financial accommodations which the Bank proposed to enter into from time to time with Avia Group International, Inc., a corporation organized under the laws of the state of Delaware ("Avia") and Avia's subsidiaries on a basis discretionary to the Bank. Avia is a wholly-owned subsidiary of Reebok. Capitalized terms which are not defined herein, but which are defined in the Master Agreement, shall have the same meaning as in the Master Agreement. Such credit extensions and financial accommodations involved the issuance of Commercial Letters of Credit and Standby Letters of Credit and advances pursuant to a Note for multi-currency advances in Japanese Yen and Canadian Dollars. On or as of June 26, 1991, the Bank and Reebok entered into a First Amended and Restated Agreement (the "First Restated Agreement") amending the Master Agreement in certain respects. The Bank and Reebok desire to further amend the Master Agreement and are therefore entering into this Third Amended and Restated Master Agreement (the "Third Restated Agreement").

B. In connection with the First Restated Agreement, Avia executed and delivered to the Bank its promissory note (the "First Replacement Avia Note") dated June 27, 1991 providing for discretionary advances in Japanese Yen or Canadian Dollars in an aggregate principal amount not to exceed the United States dollar equivalent of $7,000,000. As of June 26, 1992, there were no outstanding unpaid advances under the First Replacement Avia Note. The Bank and Reebok have terminated the credit relationship evidenced by the First Replacement Avia Note.

C. In connection with the Master Agreement, Avia executed and delivered to the Bank a SPACIFICS Master Continuing Commercial Letter of Credit Agreement (the "SPACIFICS" Agreement"). Effective as of March 5, 1993 Avia executed and delivered to the Bank a MicroTrade(R) Service Agreement (the "MicroTrade Agreement"), Reebok consented to the execution of this Agreement with the Bank by letter dated April 6, 1993. The MicroTrade Agreement replaces in its entirety the SPACIFICS Agreement.

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Pursuant to the MicroTrade Agreement and SPACIFICS Agreement, the
Bank has issued certain Commercial Letters of Credit, certain of which remain outstanding and unexpired as of the date of this Third Agreement as summarized in Table 1 hereto. Prior to each occasion on which the Bank issues a Commercial Letter of Credit, the Bank will first require that Avia or the Applicant Subsidiary communicate its request for such Letter of Credit by such electronic means as are contemplated by the MicroTrade Agreement.

D. Pursuant to the Master Agreement, Reebok executed and delivered to the Bank its general continuing guaranty (the
"Guaranty") dated June 26, 1990.

E. Forms of the Avia Note and the Guaranty are attached to the Master Agreement as Exhibits A and E respectively. An executed copy of the MicroTrade Agreement is attached to this Third
Amendment and Restated Master Agreement as Exhibit A.

F. Immediately prior to the execution of this Third Restated
Agreement, the Second Restated Agreement, the MicroTrade
Agreement and the Guaranty were in full force and effect.

G. The Bank and Reebok are entering into this Third Restated
Agreement with the intent that this Third Restated Agreement shall supersede the Second Restated Agreement.

Terms of this Agreement

1. Bank is willing to consider requests from Avia to issue commercial letters of credit, not exceeding at any one time $25,000,000 in the aggregate, to be used solely to facilitate the purchase of inventory. Any such requests may be accepted or declined, in the Bank's sole discretion. Any letter of credit issued must be issued prior to June 30, 1994, and must have a tenor expiring no later than December 31, 1994.

This Third Amended Agreement does not constitute, and the Bank has not made, a commitment to issue letters of credit. The Bank's willingness to consider issuing commercial letters of credit is further subject to Reebok and Avia's agreeing and complying, with the terms of this Third Restated Agreement.

2. In connection herewith, Reebok warrants and represents to the Bank as follows:

A. Reebok is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and is duly qualified and authorized to do business and in good standing in every

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state, country or other jurisdiction in which the nature of its business and property makes such qualification necessary, except to the extent that failure to do so would not have a material adverse effect on the business or financial condition of Reebok and its subsidiaries taken as a whole.

B. Reebok has full power and authority to execute, deliver and perform this Third Restated Agreement and to perform and observe the terms and conditions hereof.

C. All corporate action on the part of Reebok necessary for the authorization, execution, delivery and performance of this Third
Restated Agreement has been duly taken.

D. The officers of Reebok executing this Third Restated Agreement are duly and properly in office and fully authorized to execute the same.

E. This Third Restated Agreement, the MicroTrade Agreement and the Guaranty have been duly authorized, executed and delivered, or consented to, by Reebok and are the valid, legal and binding agreements of Reebok or its affiliates, enforceable against it or its affiliates in accordance with their terms.

F. The financial statements of Reebok and its subsidiaries dated March 31, 1993, furnished to the Bank, except as noted therein, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and the result of operations of Reebok and its subsidiaries as of such date and for the three-month period then ended subject to changes arising from audit and normal year-end adjustment. The financial statements have been prepared from the books and records of Reebok and its subsidiaries which, to the best of Reebok's knowledge, are accurate in all material respects. Since such date, there has been no change in Reebok's financial condition or results of operations of such character as to impair Reebok's ability to perform its obligations pursuant to this Third Restated Agreement.

G. All financial and other information hereafter submitted by Reebok to the Bank to induce the Bank to continue to extend credit to Avia and Avia's subsidiaries, except as noted therein, will be prepared in accordance with generally accepted accounting principles and will fairly present the financial condition and

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result of operations of Reebok as of the dates thereof subject to changes arising from audit and normal year end adjustment. The financial statements will be prepared from the books and records of Reebok and its subsidiaries which, to the best of Reebok's knowledge, will be accurate in all material respects.

3. Prior to the first time the Bank shall issue a Commercial Letter of Credit hereunder, Reebok shall furnish to the Bank proof reasonably satisfactory to the Bank that Reebok's execution, delivery and performance of this Third Restated Agreement and the Guaranty have been duly authorized by all necessary corporate action and that the persons executing this Third Restated Agreement on behalf of Reebok have been authorized to do so.

4. With respect to drafts under or purporting to be under a Commercial Letter of Credit which are payable in United States currency, Reebok agrees in the case of each sight draft to reimburse the Bank at the Bank's office, on demand, in United States dollars, the amount paid on such draft in the event that Avia or the Applicant Subsidiary fails to do so. The Bank does not intend to issue Commercial Letters of Credit under this Third Restated Agreement in any currency other than United States currency.

5. With respect to drafts described in paragraph 3 of this Third Restated Agreement, Reebok hereby agrees to pay, on demand, interest on the amount of such drafts from the date paid or accepted by the Bank until reimbursed at annual rate equal to the reference rate of Bank of America National Trust and Savings Association (the "Reference Rate"). The Reference Rate is the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association as its reference rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change. The Reference Rate is set by Bank of America National Trust and Savings Association based on various factors, including costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans. Loans may be priced at, above or below the Reference Rate.

6. With respect to drafts described in paragraph 3, Reebok agrees to pay, on demand, the Bank's commission for each Letter of Credit set forth in Table 2 hereto.

7. Reebok and the Bank further agree that:

A. The MicroTrade Agreement shall continue in effect and Letters of Credit issued on or after the date of this Third Restated
Agreement shall be issued pursuant to and subject to the terms of the MicroTrade Agreement.

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B. This Third Restated Agreement is an amendment to the Master
Agreement for the purposes of the Guaranty to the end that the Guaranty is applicable to financial accommodations and extensions of credit by the Bank to Avia or subsidiaries of Avia pursuant to the Third Restated Agreement.

8. As soon as available, and in any event (i) within 60 days after the end of each of the first three fiscal quarters in any fiscal year, Reebok shall deliver to the Bank, Reebok's balance sheet, income statement, statement of changes in financial positions and statement of cash flows as of and for the period ending on the last day of such quarter together with a copy of a compliance certificate for such quarter certifying that Reebok is not in default under its $175,000,000 revolving line of credit with Credit Suisse, as agent Bank, or under any replacement of such line of credit (the "Credit Suisse Line of Credit"); and
(ii) within 120 days after the end of each fiscal year, Reebok shall deliver to the Bank Reebok's balance sheet, income statement, statement of changes in financial position and statement of cash flows as of and for the period ending on the last day of such fiscal year, audited by independent certified public accountants, together with a copy of a compliance certificate for such annual period certifying that Reebok is not in default under the Credit Suisse Line of Credit.

9. Reebok will deliver to the Bank as soon as available, all reports sent by Reebok to its shareholders and all quarterly and annual reports filed by Reebok with the Securities and Exchange Commission and all other statements, reports and other information as the Bank may reasonably request concerning the financial condition and business affairs of Reebok and its subsidiaries.

10. Neither the Bank nor Reebok shall be deemed to have waived any of its rights hereunder, unless the party against which any such waiver shall be enforced shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

11. Nothing in this Agreement obligates the Bank to issue
Commercial Letters of Credit, it being understood that the issuance of Commercial Letters of Credit is purely discretionary to the Bank.

12. The Bank agrees that it shall not modify the MicroTrade
Agreement between the Bank and Avia or any Applicant Subsidiary without the prior written consent of Reebok.

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13. Reebok may terminate this Third Restated Agreement but only by first giving written notice to the Bank. Such notice may be given by U.S. mail or by an overnight delivery service of recognized reputation, addressed to the Bank at the following address if given by U.S. Mail:

Bank of America Oregon
Commercial Banking, #2089
PO Box 6400
Portland, Oregon 97228-6400
Attention: John F. Wharton

Or at the following address if given by overnight delivery:

Bank of America Oregon
Commercial Banking, #2089
121 SW Morrison, Suite 1700
Portland, Oregon 97204
Attention: John F. Wharton

Such notice shall be deemed to have been received by the Bank on the third business day after having been deposited in the U.S. mail and on the business day next following the day when delivered to an overnight delivery service, if so given. Such notice shall be effective as of the end of the third business day after receipt by the Bank. The termination of this Third Restated Agreement shall not impair Reebok's responsibility for transactions pursuant to the Commercial Letter of Credit Line of Credit effected or completed prior to such notice becoming effective.

14. Reebok is entering into this Third Restated Agreement based upon its understanding of the financial condition of Avia and Avia's subsidiaries and not based upon any representation made by the Bank with respect to such financial condition. Reebok acknowledges that Reebok is in a position to know and to obtain information in the future regarding such financial conditions. The Bank undertakes no duty to advise Reebok regarding the financial condition of Avia and Avia's subsidiaries.

15. Reebok waives notice of the acceptance of this Third Restated Agreement by the Bank, of requests for the issuance of Commercial Letters of Credit by Avia or an Applicant Subsidiary, of nonpayment or other default by Avia or of any Applicant Subsidiary and any other notice of any kind, including those of any action or non-action on the part of Avia, any Applicant Subsidiary or the Bank, and further agrees that the Bank's failure to give such notice or notices shall not adversely impair Reebok's obligations pursuant to this Third Restated Agreement or the Guaranty. Reebok waives any requirement that the Bank

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proceed first against Avia or any Applicant Subsidiary to collect any indebtedness of Avia or any Applicant Subsidiary to the Bank pursuant to this Third Restated Agreement.

16. Reebok agrees to pay all costs and expenses incurred by the Bank in enforcing this Third Restated Agreement, including reasonable attorney fees, even if no suit, action or other proceeding is commenced for that purpose, and if commenced, such costs, expenses and attorney fees at trial, on appeal and otherwise.

17. This Third Restated Agreement shall be binding upon and shall inure to the benefit of the Bank, Reebok and their respective successors and assigns and shall be governed by and interpreted in accordance with the laws of the state of Oregon.

UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY FINANCIAL INSTITUTIONS (AS DEFINED IN ORS 706.005) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS' RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.


BANK OF AMERICA OREGON



By:    /S/ JOHN F. WHARTON

Title:  Vice President


REEBOK INTERNATIONAL LTD.


By:  /S/  PAUL R. DUNCAN

Title:  Executive Vice President and
Chief Financial Officer


Table 1: Summary of outstanding Commercial Letters of Credit
Table 2: Fee Schedule
Exhibit A: MicroTrade  Service Agreement


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                     AMENDMENT NO. 1 TO THIRD AMENDMENT AND
                            RESTATED MATER AGREEMENT


This Amendment No. 1 (the "Amendment") dated as of July 1, 1994, is between Bank of America (the "Bank") and Reebok International
Ltd. (the "Borrower").

                                    RECITALS


     A.   The Bank and the Borrower entered into a certain Third
Amended and Restated Master Agreement dated as of July 1, 1993
(the "Agreement").

     B. The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2. Amendments.  The Agreement is hereby amended as follows:

        2.1 Paragraph 1 under "Terms of this Agreement" is amended to change the dates "June 30, 1994" to "June 30, 1995" and "December 31, 1994" to "December 31, 1995".

     3. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.


     This Amendment is executed as of the date stated at the beginning of this Amendment.



Bank of American Oregon

Reebok
International Ltd.


/S/  JOHN F. WHARTON               /S/ LEO S. VANNONI
By:  John F. Wharton               By: Leo S. Vannoni
Title:  Vice President             Title: Treasurer